Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the

Sarbanes-Oxley Act

I, Brad Frishberg, Chief Executive Officer/Principal Executive Officer of Macquarie Global Infrastructure Total Return Fund Inc. (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: February 1, 2019	/s/ Brad Frishberg
Brad Frishberg,
(principal executive officer)

I, Daniel V. Geatens, Treasurer, Chief Financial Officer/Principal Financial Officer of Macquarie Global Infrastructure Total Return Fund Inc. (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: February 1, 2019	/s/ Daniel V. Geatens
Daniel V. Geatens,
Treasurer, Chief Financial Officer/Principal Financial Officer